EXHIBIT 24
PETROLEUM GEO-SERVICES ASA
Power of Attorney
     WHEREAS, PETROLEUM GEO-SERVICES ASA, a Norwegian public limited liability company (the “Company”), intends to file with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, a Registration Statement on Form S-8, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with the Company’s 2006 Stock Option Plan;
     NOW, THEREFORE, each of the undersigned, in his or her capacity as a director, officer or both, as the case may be, of the Company does hereby appoint Svein Rennemo, Gottfred Langseth, Rune Olav Pedersen and James E. Brasher, and each of them severally, as his or her true and lawful attorneys with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director, officer or both, as the case may be, of the Company, said Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto. Said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys.

     IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of 23 February, 2007.

/s/ Jens Ulltveit-Moe Name: Jens Ulltveit-Moe	/s/ Svein Rennemo Name: Svein Rennemo
Title: Chairman	Title: President and Chief Executive Officer

/s/ Gottfred Langseth Name: Gottfred Langseth	/s/ Christin Steen-Nilsen Name: Christin Steen-Nilsen
Title: Senior Vice President and	Title: Vice President and
Chief Financial Officer	Chief Accounting Officer

/s/ Harald Norvik Name: Harald Norvik	/s/ Francis Gugen Name: Francis Gugen
Title: Director	Title: Director

/s/ Holly Van Deursen Name: Holly Van Deursen	/s/ Wenche Kjølås Name: Wenche Kjølås
Title: Director	Title: Director

/s/ Siri Beate Hatlan Name: Siri Beate Hatlan
Title: Director